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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80609 of The Men's Wearhouse, Inc. on Form S-3 and Registration Statement Nos. 33-48108, 33-48109, 33-48110, 33-61792, 333-21109, 333-21121, 33-74692,
333-53623, 333-80033, 333-72549, 333-90304, 333-90306 and 333-90308 of The Men's
Wearhouse, Inc. on Form S-8 of our reports dated February 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in accounting for foreign currency forward exchange contracts upon adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, for the year ended February 2, 2002 and the change in accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, for the year ended February 1, 2003, as discussed in
Note 1 to the consolidated financial statements) appearing in this Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 1, 2003.

/s/ DELOITTE & TOUCHE LLP


Houston, Texas
April 30, 2003